Exhibit 21.1

List of Subsidiaries

Name of Entity	Jurisdiction
SFDC Australia Pty. Ltd.	Australia
ExactTarget Pty. Ltd.	Australia
ExactTarget Tecnologia, Ltda.	Brazil
salesforce.com Canada Corporation	Canada
ExactTarget Canada, Inc.	Canada
salesforce.com Information Technology (Shanghai) Co., Ltd.	China
salesforce.com France S.A.S.	France
EntropySoft S.A.S.	France
ExactTarget S.A.S.	France
salesforce.com Germany GmbH	Germany
ExactTarget GmbH	Germany
salesforce.com Hong Kong Ltd.	Hong Kong
salesforce.com India Private Limited	India
DimDim Software Private Limited	India
SFDC (EMEA) Limited	Ireland
SFDC International Limited	Ireland
SFDC Ireland Limited	Ireland
salesforce.com Israel Ltd.	Israel
Mined Analytics Ltd.	Israel
salesforce.com Italy S.r.l	Italy
Kabushiki Kaisha salesforce.com	Japan
SforceSystems Korea Limited	Korea
SFDC Luxembourg SARL	Luxembourg
SFDC Mexico S. de R.L. de C.V.	Mexico
SFDC Netherlands B.V.	Netherlands
salesforce.com Singapore Pte. Ltd.	Singapore
Buddy Media Asia Pte. Ltd.	Singapore
ExactTarget Pte. Ltd.	Singapore
salesforce Systems Spain, S.L.	Spain
SFDC Sweden A.B.	Sweden
ExactTarget A.B.	Sweden
salesforce.com sàrl	Switzerland
salesforce.com Taiwan Limited	Taiwan
SFDC UK Ltd.	United Kingdom
SFDC EMEA Data Centre Limited	United Kingdom
Informavores Group Ltd.	United Kingdom
Informavores Ltd.	United Kingdom
Informavores Technologies Ltd.	United Kingdom
Buddy Media (UK) Limited	United Kingdom
Brighter Option Ltd.	United Kingdom

ExactTarget Limited	United Kingdom
Bay Jacaranda Holdings, LLC	United States of America
Bay Jacaranda No. 2627, LLC	United States of America
Bay Jacaranda No. 2932, LLC	United States of America
Bay Jacaranda No. 3334, LLC	United States of America
Buddy Media, LLC (fka Buddy Media, Inc.)	United States of America
Clipboard, LLC. (fka Jetcraft Labs, LLC)	United States of America
CloudConnect, LLC (fka CloudConnect, Inc.)	United States of America
EdgeSpring, LLC	United States of America
Entropysoft, LLC	United States of America
iGoDigital Holdings, LLC	United States of America
Pardot LLC	United States of America
Salesforce.com, LLC	United States of America
Spinback, LLC	United States of America
Activa Live, Inc.	United States of America
Brighter Option, Inc.	United States of America
CoTweet, Inc.	United States of America
DimDim Inc.	United States of America
Do.com, Inc. (fka Akmm, Inc.)	United States of America
ExactTarget, Inc.	United States of America
ExactTarget Brazil Holding Company, LLC (fka ExactTarget Brazil Holding Company, Inc.)	United States of America
Heroku, Inc.	United States of America
iGoDigital, Inc.	United States of America
Prior Knowledge, Inc.	United States of America
Rypple, Inc.	United States of America
SFDC Holding Co.	United States of America